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                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute James H. Whitney and Frederick W. Kolling, III and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Gunther International, Ltd. or otherwise) the Annual Report on Form 10-KSB of Gunther International, Ltd. respecting its fiscal year ended March 31, 1996 and any and all amendments thereto and to file such Form 10-KSB and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

        IN WITNESS WHEREOF, the undersigned have executed this instrument this 12th day of July, 1996.


/s/ GUY W. FISKE                          /s/ HAROLD S. GENEEN
- -------------------------------------     -------------------------------------
Guy W. Fiske                              Harold S. Geneen


/s/ J. KENNETH HICKMAN                    /s/ FREDERICK W. KOLLING, III
- -------------------------------------     -------------------------------------
J. Kenneth Hickman                        Frederick W. Kolling, III


/s/ ALAN W. MORTON                        /s/ GERALD H. NEWMAN
- -------------------------------------     -------------------------------------
Alan W. Morton                            Gerald H. Newman


/s/ JAMES H. WHITNEY
- -------------------------------------
James H. Whitney